SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2003

W HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Puerto Rico	000-27377	66-0573197
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19 West McKinley Street, Mayaguez, Puerto Rico 00680
(Address of principal executive offices)

Registrant’s telephone number, including area code: (787) 834-8000

Not Applicable
(Former name or former address, if changed since last report)

     Item 5.     Other Information.

     On June 6, 2003, W Holding Company, Inc. (the “Company”) issued a press release announcing that it completed the sale of its investment in corporate bonds and loan obligations. The press release is filed as Exhibit 99.1 to this report.

     Item 7.     Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits.

Exhibit No	Description

99.1	Press release of the Company, dated June 6, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W HOLDING COMPANY, INC. (Registrant)

/s/ Freddy Maldonado Freddy Maldonado Chief Financial Officer and Vice President of Finance and Investment

Date: June 10, 2003

Exhibit Index

Exhibit No	Description

99.1	Press release of the Company, dated June 6, 2003